EXHIBIT 99.1

News Release	FMC Technologies Inc
1803 Gears Road
Houston, TX 77067

For Release:	Immediate

Media	Marvin Brown	(281) 591-4212
	Bruce Bullock	(281) 591-4429
Investors	Maryann Seaman	(312) 861-6414

FMC Technologies CFO to Address

First Albany Capital Growth Conference

HOUSTON, November 15, 2004 – FMC Technologies, Inc. (NYSE: FTI) announced today that William H. Schumann, III, Senior Vice President, Chief Financial Officer and Treasurer, will present at the following event:

Analyst Conference:	First Albany Capital Growth Conference – New York
Tuesday, December 7, at 12:00 noon, EST.

Presentation:	Presentation slides available at the time of the presentation on the FMC Technologies web site, www.fmctechnologies.com - investor relations section.

FMC Technologies, Inc. (www.fmctechnologies.com) is a global leader providing mission-critical technology solutions for the energy, food processing and air transportation industries. FMC Technologies designs, manufactures and services technologically sophisticated systems and products for its customers through its Energy Systems (comprising Energy Production and Energy Processing), FoodTech and Airport Systems businesses. FMC Technologies employs approximately 8,600 people and operates 32 manufacturing facilities in 16 countries.

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